Exhibit 1.2

IperionX Limited

ACN 618 935 372

Constitution

Dated: 25 September 2021

Table of contents

1	Preliminary		1

	1.1	Definitions and interpretation	1
	1.2	Nature of the Company	1
	1.3	Replaceable rules	1
	1.4	Transitional provisions	1

2	Shares		1

	2.1	Issue of Shares and options	1
	2.2	Preference Shares	2
	2.3	Variation of classes and class rights	2
	2.4	Converting Shares	2
	2.5	Reductions of capital and buy backs	2
	2.6	Ancillary powers regarding distributions	3
	2.7	Unmarketable parcels of Shares	3
	2.8	Registered holder is absolute owner	3
	2.9	Holding statements and certificates	4

3	Restricted Securities		4

4	Calls, Company Payments, Forfeiture and Liens		4

5	Transfer of Shares		5

	5.1	Electronic transfer systems	5
	5.2	Forms of transfer	5
	5.3	Instrument of transfer	5
	5.4	Transferor is holder until transfer registered	5
	5.5	Refusal to register transfers	5
	5.6	No registration fee	6
	5.7	Transmission of Shares	6

6	Proceeding of Members		6

	6.1	Who can call meetings of Members	6
	6.2	Annual general meeting	6
	6.3	How to call meetings of Members	6
	6.4	Right to attend meetings of Members	7
	6.5	Meeting of Members at more than one place	8
	6.6	Meeting of Member by Virtual Meeting	8
	6.7	Quorum	8
	6.8	Chairperson	9
	6.9	General conduct of meetings	9
	6.10	Resolutions of Members	10
	6.11	Direct Voting	10
	6.12	Polls	11
	6.13	Adjourned, cancelled and postponed meetings	11
	6.14	Number of votes	12
	6.15	Objections to qualification to vote	13
	6.16	Proxies, attorneys and representatives	14

7	Directors		16

	7.1	Number of Directors	16
	7.2	Appointment of Directors	16
	7.3	Retirement of Directors and vacation of office	16
	7.4	Alternate Directors	17
	7.5	Remuneration of Directors	18
	7.6	Interests of Directors	19

8	Officers		20

	8.1	Managing director	20
	8.2	Secretary	21
	8.3	Indemnity and insurance	21

IperionX Limited

9	Powers of the Company and Directors		22

	9.1	General powers	22
	9.2	Execution of documents	22
	9.3	Committees and delegates	22
	9.4	Attorney or agent	23

10	Proceedings of Directors		23

	10.1	Written resolutions of Directors	23
	10.2	Meetings of Directors	23
	10.3	Who can call meetings of Directors	24
	10.4	How to call meetings of Directors	24
	10.5	Quorum	24
	10.6	Chairperson	24
	10.7	Resolutions of Directors	25

11	Dividends and Profits		25

	11.1	Who may determine Dividends	25
	11.2	Dividends for different classes	26
	11.3	Dividends proportional to paid up capital	26
	11.4	Effect of a transfer on Dividends	27
	11.5	No interest on Dividends	27
	11.6	Unpaid amounts	27
	11.7	Capitalisation of profits	27
	11.8	Distributions of assets	27
	11.9	Dividend plans	27

12	Notices and Payments		28

	12.1	Notice to Members	28
	12.2	Notice to Directors	29
	12.3	Notice to the Company	29
	12.4	Time of service	29
	12.5	Signatures	30
	12.6	Payments	30

13	Winding up		30

	13.1	Distributions proportional to paid up capital	30
	13.2	Distributions of assets	30

Schedule 1	32

Definitions and Interpretation	32

Schedule 2	36

Calls, Company payments, Forfeiture and Liens	36

Schedule 3	42

Transmission	42

Schedule 4	43

Unmarketable Parcels	43

Schedule 5	46

Proportional Takeover Bid Approval	46

Schedule 6	47

Preference Shares	47

IperionX Limited

Page ii

This Constitution is made on 25 September 2021

by	IperionX Limited ACN 618 935 372 (Company)

It is agreed:

1	Preliminary

1.1	Definitions and interpretation

Schedule 1 applies and forms part of this constitution.

1.2	Nature of the Company

The Company is a public company limited by shares.

1.3	Replaceable rules

The replaceable rules in the Corporations Act do not apply to the Company.

1.4	Transitional provisions

This constitution has the effect that:

(a)	every Director, Alternate Director, senior manager and Secretary in office as at the Adoption Date continues in office subject to, and is taken to have been appointed or elected under, this constitution;

(b)	any register maintained by the Company immediately before the Adoption Date is taken to be a register maintained under this constitution;

(c)	any common seal adopted by the Company before the Adoption Date is taken to be the common seal until another common seal is adopted by the Company under this constitution;

(d)	for the purposes of article 12.6(a)(ii), a cheque issued under a corresponding provision of the Previous Constitution is taken to have been issued under article 12.6(a)(ii); and

(e)	unless a contrary intention appears in this constitution, all persons, things, agreements and circumstances appointed, approved, created or delegated by or under the Previous Constitution continue to have the same status, operation and effect as if they had occurred under this constitution on and after the Adoption Date.

2	Shares

2.1	Issue of Shares and options

(a)	Subject to any rights and restrictions attached to a class of Shares, the Company may:

(i)	allot and issue unissued Shares; and

(ii)	grant options over unissued Shares,

on any terms, at any time and for any consideration, as the Directors resolve.

(b)	The powers of the Company under article 2.1 may only be exercised by the Directors.

IperionX Limited

2.2	Preference Shares

(a)	The Company may issue any Shares as preference Shares including:

(i)	preference Shares which are liable to be redeemed in a manner permitted by the Corporations Act; and

(ii)	preference Shares in accordance with the terms of Schedule 6,

provided that such preference Shares are convertible into ordinary Shares in accordance with their terms.

(b)	Holders of preference Shares have the same rights as holders of ordinary Shares in relation to receiving Notices, reports and audited accounts, and attending meetings of Members.

(c)	A holder of a preference Share only has the right to vote:

(i)	during a period during which a Dividend (or part of a Dividend) in respect of the Share is in arrears;

(ii)	on a proposal to reduce the share capital of the Company;

(iii)	on a resolution to approve the terms of a buy back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole of the property, business and undertaking of the Company; and

(vii)	during the winding up of the Company.

2.3	Variation of classes and class rights

(a)	Subject to the terms of issue of Shares in a particular class, the Company may:

(i)	vary or cancel rights attached to Shares in that class; or

(ii)	convert Shares from one class to another,

by a special resolution of the Company and:

(iii)	a special resolution passed at a meeting of the Members holding Shares in that class; or

(iv)	the written consent of Members who are entitled to at least 75 per cent of the votes that may be cast in respect of Shares in that class.

(b)	The provisions in this constitution concerning meetings of Members (with the necessary changes) apply to a meeting held under article 2.3(a)(iii).

2.4	Converting Shares

The Company may by ordinary resolution passed at a meeting of Members convert all or any of its Shares into a larger or smaller number of Shares.

2.5	Reductions of capital and buy backs

(a)	Subject to the Corporations Act and the Listing Rules, the Company may:

(i)	reduce its share capital; and

(ii)	buy back Shares in itself,

on any terms and at any time.

IperionX Limited

(b)	The method of distribution of a reduction of the share capital of the Company may include any or all of the payment of cash, the issue of shares, the grant of Company options or other Company securities, the distribution of securities in any other body corporate or the transfer of any other assets.

(c)	If a distribution of a reduction of the share capital of the Company includes a distribution of shares or other securities in another body corporate:

(i)	each Member is deemed to have agreed to become a member of that body corporate and be bound by the constitution of that body corporate; and

(ii)	each Member appoints the Company and each Director as its agent to execute an instrument of transfer or other document required to give effect to the distribution transfer those shares or other securities to that Member; and

(iii)	any binding or notification between the Member and the Company (including any instructions relating to payment of dividends or to communications from the Company) will be deemed to be a similarly binding instruction or notification to the other body corporate until that instruction or notification is revoked or amended in writing addressed to the other body corporate (to the maximum extent permitted under Australian law, or the other body corporate's constitution).

2.6	Ancillary powers regarding distributions

Instead of making a distribution or issue of specific assets, shares, debentures or other securities to a particular Member, the Directors may make a cash payment to that Member, or allocate some or all of the assets, shares, debentures or other securities to a trustee or nominee to be sold (at the Member's risk and expense, including as to brokerage and withholding tax) on behalf of, and for the benefit of, or in respect of, that Member, if:

(a)	the distribution or issue would otherwise be illegal or unlawful;

(b)	the distribution or issue would give rise to parcels of securities which do not constitute a Marketable Parcel;

(c)	in the Directors' discretion, the distribution or issue would be unreasonable having regard to:

(i)	the number of Members in the place where the distribution or issue would be made; and/or

(ii)	the number and value of securities that would be offered; and/or

(iii)	the cost of complying with the legal requirements, and requirements of a regulatory authority, in the place; or

(d)	the Member so agrees.

2.7	Unmarketable parcels of Shares

Schedule 4 applies and forms part of this constitution.

2.8	Registered holder is absolute owner

Except as required by Applicable Law, the Company is not required to recognise any interest in, or right in respect of, a Share except an absolute right of legal ownership of the Member registered as the holder of that Share.

IperionX Limited

2.9	Holding statements and certificates

(a)	The Directors will not, unless they determine otherwise or are required by any Applicable Law, issue a certificate to a Member for any Shares registered in the Member's name.

(b)	The Company must issue to each Member, in accordance with Applicable Law, statements of the holdings of Shares registered in the Member's name.

(c)	Any certificate for Shares must be issued and despatched in accordance with Applicable Law.

(d)	If a Share is jointly held:

(i)	the Company is not required to issue more than one certificate for that Share; and

(ii)	delivery of a certificate for that Share to any one of the joint holders of that Share is delivery to all the joint holders.

(e)	Subject to 2.9(a) the Company must issue a replacement certificate for a Share if the Company:

(i)	receives and cancels the existing certificate; or

(ii)	is satisfied that the existing certificate is lost or destroyed, and the Member complies with all conditions set out in the Corporations Act and pays any fee as the Directors resolve.

3	Restricted Securities

The Company shall comply in all respects with the requirements of the Listing Rules with respect to restricted securities and the following provisions apply:

(a)	the Company must refuse to acknowledge a disposal (including registering a transfer) of restricted securities during the escrow period for those securities except as permitted by the Listing Rules or ASX;

(b)	Members must not dispose of restricted securities during the escrow period for those securities except as permitted by the Listing Rules or ASX;

(c)	if the restricted securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the restricted securities are to be kept on the Company's issuer sponsored sub-register and are to have a holding lock applied for the duration of the escrow period applicable to those securities;

(d)	a holder of restricted securities will not be entitled to participate in any return of capital on those restricted securities during the escrow period applicable to those restricted securities except as permitted by the Listing Rules or ASX; and

(e)	if a holder of restricted securities breaches a restriction deed or a provision of the constitution restricting a disposal of those restricted securities, the holder will not be entitled to any dividend or distribution or to exercise any voting rights, in respect of those restricted securities for so long as the breach continues.

4	Calls, Company Payments, Forfeiture and Liens

Schedule 2 applies and forms part of this constitution.

IperionX Limited

5	Transfer of Shares

5.1	Electronic transfer systems

The Company may do any act, matter or thing permitted under Applicable Law to facilitate involvement by the Company in any clearing and settlement facility provided under Applicable Law for the transfer of securities.

5.2	Forms of transfer

Subject to this constitution, a Member may transfer one or more Shares the Member holds by:

(a)	a proper ASX Settlement transfer;

(b)	an instrument of transfer in compliance with this constitution; or

(c)	any other method permitted by Applicable Law.

5.3	Instrument of transfer

An instrument of transfer of a Share referred to in article 5.2(b) must be:

(a)	in writing;

(b)	in any usual form or in any other form approved by the Directors that is otherwise permitted by law;

(c)	subject to the Corporations Act, executed by or on behalf of the transferor, and if required by the Company, the transferee;

(d)	stamped, if required by a law about stamp duty; and

(e)	delivered to the Company, at the place where the Register is kept, together with the certificate (if any) of the Share to be transferred and any other evidence as the Directors require to prove:

(i)	the title of the transferor to that Share;

(ii)	the right of the transferor to transfer that Share; and

(iii)	the proper execution of the instrument of transfer.

5.4	Transferor is holder until transfer registered

Subject to the ASX Settlement Operating Rules, a person transferring a Share remains the registered holder of that Share until the transfer for that Share is registered and the name of the person to whom the Share is being transferred is entered in the Register as the holder of that Share.

5.5	Refusal to register transfers

(a)	Subject to:

(i)	Applicable Law;

(ii)	article 5.3 and articles 5.5(a) to 5.5(i) (inclusive); and

(iii)	paragraph 2.1(c) of Schedule 2,

the Company must not refuse or fail to register a transfer of Shares.

(b)	The Company may refuse to register a transfer of Shares where Applicable Law permits the Company to do so.

IperionX Limited

(c)	The Company must refuse to register a transfer of Shares where Applicable Law or a law about stamp duty requires the Company to do so.

(d)	Schedule 5 applies and forms part of this constitution.

(e)	The Company may apply, or may ask ASX Settlement to apply, a holding lock (including to prevent a transfer, or to refuse to register a paper based transfer document) where Applicable Law permits the Company to do so.

(f)	The Company must give Notice of any refusal to register a transfer of Shares, and the reasons for the refusal, to the person transferring those Shares and the person who lodged the transfer (if not the same person) within five Business Days after the date on which the transfer was lodged with the Company.

(g)	The Company must give Notice of any holding lock, and the reasons for the holding lock, to the Member of those Shares within five Business Days after the date on which the Company asked for the holding lock.

(h)	Failure by the Company to give Notice under article 5.5(f) or 5.5(g) does not invalidate the refusal to register the transfer or the holding lock.

(i)	The powers of the Company under articles 5.5(b) and 5.5(e) may only be exercised by the Directors.

5.6	No registration fee

The Company must not charge a fee to register a transfer of a Share in compliance with this constitution except as permitted by Applicable Law.

5.7	Transmission of Shares

Schedule 3 applies and forms part of this constitution.

6	Proceeding of Members

6.1	Who can call meetings of Members

(a)	The Directors may call a meeting of Members at a time and place as the Directors resolve.

(b)	Subject to the Corporations Act, a Director may call a meeting of Members at a time and place as that Director determines.

(c)	The Directors must call and arrange to hold a meeting of Members on the request of Members made in accordance with the Corporations Act.

(d)	The Members may call and arrange to hold a meeting of Members as provided by the Corporations Act.

6.2	Annual general meeting

The Company must hold an AGM if required by, and in accordance with, Applicable Law.

6.3	How to call meetings of Members

(a)	The Company must give not less than Prescribed Notice of a meeting of Members.

(b)	Notice of a meeting of Members must be given to ASX, each Member, each Director, each Alternate Director and any auditor of the Company.

(c)	Holders of preference Shares have the same rights as holders of ordinary Shares to:

(i)	receive Notice of a meeting of Members; and

(ii)	receive Notices, reports and financial reports of the Company.

IperionX Limited

(d)	Subject to article 6.13(h), a Notice of a meeting of Members must include:

(i)	date and time for the meeting (and if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

(ii)	the general nature of the business of the meeting;

(iii)	the date and time (being not more than 48 hours before the meeting) at which persons will be taken for the purposes of the meeting to hold Shares; and

(iv)	any other information or documents specified by Applicable Law.

(e)	A person may waive Notice of any meeting of Members by Notice to the Company to that effect.

(f)	Anything done (including the passing of a resolution) at a meeting of Members is not invalid because either or both a person does not receive Notice of that meeting or the Company accidentally does not give Notice of that meeting to a person.

6.4	Right to attend meetings of Members

(a)	Each Eligible Member and any auditor of the Company is entitled to attend any meetings of Members.

(b)	Holders of preference Shares have the same rights as holders of ordinary Shares to attend a meeting of Members.

(c)	Subject to this constitution, each Director is entitled to attend and speak at all meetings of Members.

(d)	The chairperson of a meeting of Members may refuse any person's admission to, or require a person to leave and remain out of, the meeting if that person:

(i)	in the opinion of the chairperson, is not complying with the reasonable directions of the chairperson;

(ii)	has any audio or visual recording device;

(iii)	has a placard or banner;

(iv)	has an article the chairperson considers to be dangerous, offensive or liable to cause disruption;

(v)	refuses to produce or to permit examination of any article, or the contents of any article, in the person's possession;

(vi)	refuses to comply with a request to turn off a mobile telephone, personal communication or similar device;

(vii)	behaves or threatens to behave, or who the chairperson has reasonable grounds to believe may behave, in a dangerous, offensive or disruptive manner; or

(viii)	is not:

(A)	an Eligible Member;

(B)	a proxy, attorney or representative of an Eligible Member;

(C)	a Director; or

(D)	an auditor of the Company.

IperionX Limited

6.5	Meeting of Members at more than one place

(a)	A meeting of Members may be held in two or more places linked together by any technology that:

(i)	gives the Eligible Members as a whole in those places a reasonable opportunity to participate in proceedings;

(ii)	enables the chairperson of that meeting to be aware of proceedings in each place; and

(iii)	enables the Eligible Members in each place to vote on a show of hands and on a poll.

(b)	If a meeting of Members is held in two or more places under article 6.5(a):

(i)	an Eligible Member present at one of the places is taken to be present at that meeting; and

(ii)	that meeting will be deemed to be held at the place stated in the Notice of meeting, or, failing statement of a place in the Notice of meeting, as determined by the chairperson of that meeting.

6.6	Meeting of Member by Virtual Meeting

A meeting of Member may be held virtually using any technology that gives Members as a whole a reasonable opportunity to participate in the meeting.

6.7	Quorum

(a)	Two Eligible Members present (including virtually) and entitled to vote at a meeting of Members constitute a quorum.

(b)	In determining whether a quorum for a meeting of Members is present:

(i)	where more than one proxy, attorney or representative of an Eligible Member is present, only one of those persons is counted;

(ii)	where a person is present as an Eligible Member and as a proxy, attorney or representative of another Eligible Member, that person is counted separately for each appointment provided that there is at least one other Eligible Member present; and

(iii)	where a person is present as a proxy, attorney or representative for more than one Eligible Member, that person is counted separately for each appointment provided that there is at least one other Eligible Member present.

(c)	A quorum for a meeting of Members must be present at the commencement of that meeting. If a quorum is present at the commencement of a meeting of Members, it is taken to be present throughout that meeting unless the chairperson of that meeting otherwise determines.

(d)	If a quorum is not present within 30 minutes after the time appointed for a meeting of Members:

(i)	if that meeting was called under article 6.1(c) or article 6.1(d), that meeting is dissolved; and

(ii)	any other meeting is adjourned to the date, time and place as the Directors may by Notice to the Members appoint, or failing any appointment, to the same day in the next week at the same time and place as that meeting adjourned.

(iii)	If a quorum is not present within 30 minutes after the time appointed for an adjourned meeting of Members, that meeting is dissolved.

IperionX Limited

6.8	Chairperson

(a)	The chairperson of Directors (if any) must (if present within 15 minutes after the time appointed for the holding of the meeting and willing to act) chair each meeting of Members.

(b)	If there is no chairperson of Directors or the chairperson of Directors will be unable to attend a meeting of Members or not willing to chair the meeting, the Directors may, by majority vote at any time prior to a meeting of Members, elect a person to chair a meeting of Members.

(c)	If at a meeting of Members:

(i)	there is no chairperson of Directors;

(ii)	the chairperson of Directors is not present within 15 minutes after the time appointed for the holding of that meeting; or

(iii)	the chairperson of Directors is present within that time but is not willing to chair all or part of that meeting,

the Directors present may, by majority vote, elect a person present to chair all or part of that meeting.

(d)	Subject to articles 6.8(a) to 6.8(c) (inclusive), if at a meeting of Members:

(i)	a chairperson of that meeting has not been elected by the Directors under article 6.8(a), 6.8(b) or 6.8(c); or

(ii)	the chairperson of that meeting elected by the Directors is not willing to chair all or part of that meeting,

the Eligible Members present must elect another person present and willing to act to chair all or part of that meeting.

6.9	General conduct of meetings

(a)	The chairperson of a meeting of Members (including any person acting with authority of the chairman):

(i)	has charge of the general conduct of each meeting of Members and the procedures to be adopted at the meeting (including the procedure for the conduct of the election of Directors);

(ii)	may require any person wishing to attend the meeting to comply with searches, restrictions or other security arrangements considered appropriate;

(iii)	if there is insufficient room at the meeting venue, may arrange another or a second venue (without giving notice or putting the matter to a vote), even if the Members present in the separate room are not able to participate in the conduct of the meeting, the meeting will nevertheless be treated as validly held in the main room;

(iv)	may make rulings or adjourn a meeting of Members without putting the question (or any question) to the vote if that action is required to ensure the orderly conduct of that meeting

(v)	may require the adoption of any procedure which is in the chairman's opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the meeting of Members;

IperionX Limited

(vi)	determine any dispute concerning the admission, validity or rejection of a vote at that meeting;

(vii)	terminate debate or discussion on any matter being considered at that meeting and require that matter be put to a vote;

(viii)	refuse to allow debate or discussion on any matter which is not business referred to in the Notice of that meeting or is not business allowed to be discussed in accordance with the Corporations Act;

(ix)	subject to the Corporations Act, refuse to allow any amendment to be moved to a resolution set out in the Notice of that meeting;

(x)	may withdraw from consideration by the meeting any resolution that is set out in the notice of that meeting (other than those requisitioned by Members or required by law); and

(xi)	determine who may speak at that meeting.

(b)	A decision by the chairman under article 6.9(a) (including any person acting with the chairman's authority) is final.

(c)	The powers conferred on the chairperson of a meeting of Members under article 6.9(a) do not limit the powers conferred by law.

6.10	Resolutions of Members

(a)	A resolution at a meeting of Members is passed if the number of votes cast in favour of the resolution by Members entitled to vote on the resolution exceeds the number of votes cast against the resolution by Members entitled to vote on the resolution.

(b)	Unless a poll is requested in accordance with articles 6.12(a) and 6.12(h) (inclusive), a resolution put to the vote at a meeting of Members must be decided on a show of hands.

(c)	A declaration by the chairperson of a meeting of Members that a resolution on a show of hands is passed, passed by a particular majority, or not passed, and an entry to that effect in the minutes of that meeting, are sufficient evidence of that fact, unless proved incorrect.

6.11	Direct Voting

(a)	The Directors may determine that at any meeting of Members or class meeting, a Member who is entitled to attend and vote on a resolution at that meeting is entitled a direct vote in respect of that resolution. A "direct vote" includes a vote delivered to the Company by post, fax or other electronic means approved by Directors. The Directors may prescribe rules to govern direct voting including specifications as to the form, method and timing of giving the direct vote in order for the vote to be valid, and the treatment of direct votes.

(b)	A direct vote on a resolution at a meeting in respect of a share cast in accordance with article 6.11(a) is of no effect and will be disregarded:

(i)	if, at the time of the resolution, the person who cast the direct vote:

(A)	is not entitled to vote on the resolution in respect of the share; or

(B)	would not be entitled to vote on the resolution in respect of the share if the person were present at the meeting at which the resolution is considered;

(ii)	if, had the vote been cast in person at the meeting at which the resolution is considered:

(A)	the vote would not be valid; or

(B)	the Company would be obliged to disregard the vote;

IperionX Limited

(iii)	subject to any rules prescribed by the Directors, if the person who cast the direct vote is present in person at the meeting at any time the resolution is considered; and

(iv)	if the direct vote was cast otherwise than in accordance with any regulations, rules and procedures prescribed by the Directors under article 6.11(a).

(c)	Subject to any rules prescribed by the Directors, if the Company receives a valid direct vote on a resolution in accordance with articles 6.11(a) and 6.11(b) and, prior to, after or at the same time as receipt of the direct vote, the Company receives an instrument appointing a proxy, attorney or Personal Representative to vote on behalf of the same Member on that resolution, the Company may regard the direct vote as effective in respect of that resolution and disregard any vote cast by the proxy, attorney or Personal Representative on the resolution at the meeting.

6.12	Polls

(a)	A poll may be demanded on any resolution at a meeting of Members.

(b)	A poll on a resolution at a meeting of Members may be demanded by:

(i)	at least five Eligible Members present and entitled to vote on that resolution;

(ii)	one or more Eligible Members present and who are together entitled to at least five per cent of the votes that may be cast on that resolution on a poll; or

(iii)	the chairperson of that meeting.

(c)	A poll on a resolution at a meeting of Members may be demanded:

(i)	before a vote on that resolution is taken; or

(ii)	before or immediately after the results of the vote on that resolution on a show of hands are declared.

(d)	A demand for a poll may be withdrawn.

(e)	A poll demanded on a resolution at a meeting of Members other than for the election of a chairperson of that meeting or the adjournment of that meeting must be taken in the manner and at the time and place the chairperson directs.

(f)	A poll demanded on a resolution at a meeting of Members for the election of a chairperson of that meeting or the adjournment of that meeting must be taken immediately.

(g)	The result of a poll demanded on a resolution of a meeting of Members is a resolution of that meeting.

(h)	A demand for a poll on a resolution of a meeting of Members does not prevent the continuance of that meeting or that meeting dealing with any other business.

6.13	Adjourned, cancelled and postponed meetings

(a)	The chairperson of a meeting of Members:

(i)	may adjourn that meeting to any day, time and place; and

(ii)	must adjourn that meeting if the Eligible Members present with a majority of votes that may be cast at that meeting agree or direct the chairperson to do so. The chairperson may adjourn that meeting to any day, time and place.

The chairman may, but is not required to, seek consent of the meeting to the adjournment.

IperionX Limited

(b)	No person other than the chairperson of a meeting of Members may adjourn that meeting.

(c)	The Company is only required to give Notice of a meeting of Members resumed from an adjourned meeting if the period of adjournment exceeds 28 days.

(d)	Only business left unfinished is to be transacted at a meeting of Members resumed after an adjournment.

(e)	Subject to articles 6.13(a) to 6.13(h) (inclusive), the Directors may at any time postpone or cancel a meeting of Members by:

(i)	the Directors passing a resolution to postpone or cancel that meeting, with such postponement or cancellation taking effect upon the Directors passing that resolution;

(ii)	giving Notice as soon as practicable to ASX (or, if the Company is not admitted to the Official List at the relevant time, by other publication) of the postponement or cancellation of that meeting ; and

(iii)	giving Notice as soon as practicable to each person who is, at the date of the Notice:

(A)	a Member;

(B)	a Director or Alternate Director; or

(C)	an auditor of the Company.

(f)	A meeting of Members called under article 6.1(c) must not be cancelled by the Directors without the consent of the Members who requested that meeting.

(g)	A meeting of Members called under article 6.1(d) must not be cancelled or postponed by the Directors without the consent of the Members who called that meeting.

(h)	A Notice under article 6.13(c) of a meeting of Members resumed from an adjourned meeting and a Notice under article 6.13(e)(iii) postponing a meeting of Members must set out the place, date and time for the revised meeting (and if the revised meeting is to be held in two or more places, the technology that will be used to facilitate this).

6.14	Number of votes

(a)	Subject to this constitution and any rights or restrictions attached to a class of Shares, on a show of hands at a meeting of Members, every Eligible Member present has one vote.

(b)	Subject to this constitution and any rights or restrictions attached to a class of Shares, on a poll at a meeting of Members, every Eligible Member present has:

(i)	one vote for each fully paid up Share (whether the issue price of the Share was paid up or credited or both) that the Eligible Member holds; and

(ii)	a fraction of one vote for each partly paid up Share that the Eligible Member holds. The fraction is equal to the proportion which the amount paid up on that Share (excluding amounts credited) is to the total amounts paid up and payable (excluding amounts credited) on that Share.

(c)	Amounts paid in advance of a call on a Share are ignored when calculating the proportion under article 6.14(b)(ii).

IperionX Limited

(d)	If the total number of votes to which an Eligible Member is entitled on a poll does not constitute a whole number, the Company must disregard the fractional part of that total.

(e)	If a Share is held jointly and more than one Member votes in respect of that Share, only the vote of the Member whose name appears first in the Register counts.

(f)	A person may vote in respect of a Share at a meeting of Members if:

(i)	the person is entitled to be registered as the holder of that Share because of a Transmission Event; and

(ii)	the person satisfied the Directors of that entitlement not less than 48 hours before that meeting.

(g)	A Member who holds restricted securities is not entitled to any voting rights in respect of those restricted securities during:

(i)	a breach of the Listing Rules relating to those restricted securities; or

(ii)	a breach of a restriction agreement.

(h)	An Eligible Member present at a meeting of Members is not entitled to vote on any resolution in respect of any Shares on which any calls due and payable in respect of those Shares have not been paid.

(i)	An Eligible Member present at a meeting of Members is not entitled to vote on a resolution at that meeting where that vote is prohibited by Applicable Law, an order of a court of competent jurisdiction or ASX.

(j)	The Company must disregard any vote on a resolution purported to be cast by a Member present at a meeting of Members where that person is not entitled to vote on that resolution.

(k)	The authority of any proxy or attorney for an Eligible Member to speak or vote at a meeting of Members in respect of the Shares to which the authority relates is suspended while the Eligible Member is present in person at that meeting.

(l)	If more than one proxy, or more than one attorney authorised to speak or vote at a meeting of Members in respect of a Share is present at a meeting of Members:

(i)	none of them is entitled to vote on a show of hands; and

(ii)	on a poll, the vote of each one is of no effect where the aggregate number or proportion of the Eligible Member's votes for which they have been appointed exceeds the total number or proportion of votes that could be cast by the Eligible Member.

6.15	Objections to qualification to vote

(a)	An objection to the qualification of any person to vote at a meeting of Members may only be made:

(i)	before that meeting, to the Directors; or

(ii)	at that meeting (or any resumed meeting if that meeting is adjourned), to the chairperson of that meeting.

(b)	Any objection under article 6.15(a) must be decided by the Directors or the chairperson of the meeting of Members (as the case may be), whose decision, made in good faith, is final and conclusive.

IperionX Limited

6.16	Proxies, attorneys and representatives

(a)	An Eligible Member, who is entitled to attend and cast a vote at a meeting of Members, may vote on a show of hands and on a poll:

(i)	in person or, if the Member is a body corporate, by its representative appointed in accordance with the Corporations Act;

(ii)	by proxy or, if the Member is entitled to cast two or more votes at that meeting, by not more than two proxies; or

(iii)	by attorney or, if the Member is entitled to cast two or more votes at that meeting, by not more than two attorneys.

(b)	A proxy, attorney or representative of a Member need not be a Member.

(c)	A Member may appoint a proxy, attorney or representative for:

(i)	all or any number of meetings of Members; or

(ii)	a particular meeting of Members.

(d)	A proxy is valid if:

(i)	the proxy instrument is signed by the Member making the appointment which contains:

(A)	the name and address of that Member;

(B)	the name of the Company;

(C)	the name of the proxy or the name of the office of the proxy; and

(D)	the meetings of Members at which the proxy may be used; or

(ii)	submitted by any electronic means approved by the Directors.

(e)	The chairperson of a meeting of Members may determine that an instrument appointing a proxy is valid even if it contains only some of the information specified in article 6.16(d).

(f)	The decision of the chairperson of a meeting of Members as to the validity of an instrument appointing a proxy, attorney or representative is final and conclusive.

(g)	Unless otherwise provided in the Corporations Act or in the instrument appointing a proxy or attorney, a proxy or attorney may:

(i)	agree to a meeting of Members being called by shorter Notice than is required by the Corporations Act or this constitution;

(ii)	speak on any resolution at a meeting of Members on which the proxy or attorney may vote;

(iii)	vote at a meeting of Members (but only to the extent allowed by the appointment);

(iv)	demand or join in demanding a poll on any resolution at a meeting of Members on which the proxy or attorney may vote; and

(v)	attend and vote at any meeting of Members which is rescheduled or adjourned.

(h)	Unless otherwise provided in the instrument appointing a proxy or attorney, a proxy or attorney may vote on:

IperionX Limited

(i)	any amendment to a resolution on which the proxy or attorney may vote;

(ii)	any motion not to put that resolution or any similar motion; and

(iii)	any procedural motion relating to that resolution, including a motion to elect the chairperson of a meeting of Members, vacate the chair or adjourn that meeting,

even if the appointment directs the proxy or attorney how to vote on that resolution.

(i)	The Company must only send a form of proxy to Eligible Members in respect of a meeting of Members which provides for the Eligible Member:

(i)	to appoint proxies of the Eligible Member's choice, but may specify who is to be appointed as proxy if the Eligible Member does not choose; and

(ii)	to vote for or against each resolution, and may also provide for the Eligible Member to abstain from voting on each resolution or for the proxy to exercise a discretion to vote for or against each resolution.

(j)	If the name of the proxy or the name of the office of the proxy in a proxy form of an Eligible Member is not filled in, the proxy of that Eligible Member is:

(i)	the person specified by the Company in the form of proxy in the case the Eligible Member does not choose; or

(ii)	if no person is so specified, the chairperson of that meeting.

(k)	An Eligible Member may specify the manner in which a proxy or attorney is to vote on a particular resolution at a meeting of Members.

(l)	The appointment of a proxy or attorney by an Eligible Member may specify the proportion or number of the Eligible Member's votes that the proxy or attorney may exercise.

(m)	If an Eligible Member appoints two persons as proxy or attorney, and the appointment does not specify the proportion or number of the Eligible Member's votes those persons may exercise, each of those persons may exercise one half of the votes of the Eligible Member.

(n)	If the total number of votes to which a proxy or attorney is entitled to exercise does not constitute a whole number, the Company must disregard the fractional part of that total.

(o)	An appointment of proxy or attorney for a meeting of Members is effective only if the Company receives the appointment (and any authority under which the appointment was signed or a certified copy of the authority) not less than:

(i)	48 hours before the time scheduled for commencement of that meeting; or

(ii)	in the case of a meeting which has been adjourned or postponed, 48 hours before the time scheduled for resumption or commencement of that meeting.

(p)	Unless the Company has received Notice of the matter not less than 48 hours before the time scheduled for the commencement of a meeting of Members, a vote cast at that meeting by a person appointed by an Eligible Member as a proxy, attorney or representative is, subject to this constitution valid even if, before the person votes:

(i)	there is a Transmission Event in respect of that Eligible Member;

(ii)	that Eligible Member revokes the appointment of that person;

(iii)	that Eligible Member revokes the authority under which that person was appointed by a third party; or

(iv)	that Eligible Member transfers the Shares in respect of which the appointment is made.

IperionX Limited

7	Directors

7.1	Number of Directors

(a)	The Company must have not less than three Directors.

(b)	The Company may by ordinary resolution passed at a meeting of Members alter the maximum or minimum number of Directors provided that the minimum is not less than three.

(c)	Subject to articles 7.1(a) to 7.1(d) (inclusive), the Directors must determine the number of Directors provided that the Directors cannot reduce the number of Directors below the number in office at the time that determination takes effect.

(d)	If the number of Directors is below the minimum fixed by this constitution, the Directors must not act except in emergencies, for appointing one or more Directors in order to make up a quorum for a meeting of Directors, or to call and arrange to hold a meeting of Members.

7.2	Appointment of Directors

(a)	The first Directors are the persons specified as Directors in the application for the registration of the Company under the Corporations Act.

(b)	Subject to articles 7.1(a) to 7.1(d) (inclusive), the Directors may appoint any person as a Director.

(c)	The Company may by ordinary resolution passed at a meeting of Members elect any person as a Director.

(d)	A Director need not be a Member.

(e)	The Company must hold an election of Directors each year.

(f)	The Company must accept nominations for the election of a Director in the case of a meeting of Members called under article 6.1(c), 30 Business Days, or otherwise, 35 Business Days, before the date of the meeting of Members at which the Director may be elected.

(g)	A nomination of a person for Director (other than a Director retiring in accordance with this constitution) must be:

(i)	in writing;

(ii)	signed by a Member entitled to attend and vote at the meeting of Members at which the election is proposed;

(iii)	accompanied by a Notice signed by the nominee consenting to the nomination; and

(iv)	lodged with the Company at its registered office.

7.3	Retirement of Directors and vacation of office

(a)	Articles 7.3(b) to 7.3(d) (inclusive) and articles 7.3(i) and 7.3(j) do not apply to the managing director of the Company, or if more than one, the managing director of the Company determined by the Directors.

(b)	A Director must retire from office no later than the longer of:

(i)	the third AGM; or

(ii)	three years following that Director's last election or appointment.

IperionX Limited

(c)	If the Company has three or more Directors, one third of the Directors (excluding Directors required to retire under article 7.3(j) and rounded down to the nearest whole number) must retire at each AGM.

(d)	If the Company has less than three Directors, one Director must retire at each AGM.

(e)	The Directors to retire under articles 7.3(c) and 7.3(d) are:

(i)	those who have held their office as Director the longest period of time since their last election or appointment to that office; and

(ii)	if two or more Directors have held office for the same period of time, those Directors determined by lot, unless those Directors agree otherwise.

(f)	A Director who retires under articles 7.3(b) to 7.3(d) (inclusive) or article 7.3(l) is eligible for re election.

(g)	A Director may resign from office by giving the Company Notice.

(h)	The Company may by ordinary resolution passed at a meeting of Members remove any Director, and if thought fit, appoint another person in place of that Director.

(i)	A Director appointed under article 7.2(b) may retire at the next meeting of Members and is eligible for election at that meeting.

(j)	Unless a Director appointed under article 7.2(b) has retired under article 7.3(i), that Director must retire at the next AGM, and is eligible for re election at that meeting.

(k)	A Director ceases to hold office immediately if:

(i)	the Director becomes mentally unfit to hold office, or the Director or his or her affairs are made subject to any law relating to mental health or incompetence;

(ii)	without the consent of the other Directors, the Director is absent from all meetings of the Directors held during a period of six months;

(iii)	the Director resigns or is removed under this constitution;

(iv)	the Director is an Executive Director (including a managing director) and ceases and continues not to be to be an employee of the Company or of a related body corporate of the Company (not including being a Non Executive Director);

(v)	the Director becomes bankrupt; or

(vi)	the Director becomes disqualified by law from being a Director or the Corporations Act otherwise provides.

(l)	A Director who ceases to be the managing director must retire at the next AGM following the Director ceasing to be managing director.

7.4	Alternate Directors

(a)	With the approval of a majority of the other Directors, a Director may appoint a person as an Alternate Director of that Director for any period.

(b)	An Alternate Director need not be a Member.

(c)	The appointing Director may terminate the appointment of his or her Alternate Director at any time.

IperionX Limited

(d)	A Notice of appointment, or termination of appointment, of an Alternate Director is effective only if:

(i)	the Notice is in writing;

(ii)	the Notice is signed by the Director who appointed that Alternate Director;

(iii)	the Company is given a copy of the Notice; and

(iv)	in the case of an appointment of an Alternate Director, the Alternate Director has provided their written consent to act as an Alternate Director.

(e)	If the Director who appointed an Alternate Director is not present at a meeting of Directors, that Alternate Director may, subject to this constitution and Applicable Law:

(i)	attend, count in the quorum of, speak at, and vote at that meeting in place of that appointing Director; and

(ii)	exercise any other powers (except the power under article 7.4(a)) that the appointing Director may exercise.

(f)	An Alternate Director cannot exercise any powers of his or her appointing Director if that appointing Director ceases to be a Director.

(g)	A person does not cease to be a Director under article 7.4(f) if that person retires as a Director at a meeting of Members and is re elected as a Director at that meeting.

(h)	Subject to article 7.5(g), the Company is not required to pay any remuneration to an Alternate Director.

(i)	An Alternate Director is an officer of the Company and not an agent of his or her appointing Director.

7.5	Remuneration of Directors

(a)	The Company may pay to the Non Executive Directors a maximum total amount of Director's fees, determined by the Company in a meeting of Members, or until so determined, as the Directors resolve.

(b)	The remuneration of the Non Executive Directors must not be calculated as a commission on, or percentage of, profits or operating revenue.

(c)	The Directors may determine the manner in which all or part of the amount in article 7.5(a) is divided between the Non Executive Directors, or until so determined, the amount in article 7.5(a) must be divided between the Non Executive Directors equally.

(d)	The remuneration of the Non Executive Directors is taken to accrue from day to day.

(e)	The remuneration of the Executive Directors:

(i)	must, subject to the provisions of any contract between each of them and the Company, be fixed by the Directors; and

(ii)	must not be calculated as a commission on, or percentage of, operating revenue.

(f)	If a Director performs extra or special services, including being:

(i)	a member on a committee of Directors; or

(ii)	the chairperson of Directors or deputy chairperson of Directors,

the Company may, subject to articles 7.5(a) to 7.5(i) (inclusive), pay additional remuneration or provide benefits to that Director as the Directors resolve.

IperionX Limited

(g)	The Company must pay all reasonable travelling, accommodation and other expenses that a Director or Alternate Director properly incurs:

(i)	in attending meetings of Directors or any meetings of committees of Directors;

(ii)	in attending any meetings of Members; and

(iii)	in connection with the business of the Company.

(h)	Any Director may participate in any fund, trust or scheme for the benefit of:

(i)	past or present employees or Directors of the Company or a related body corporate of the Company; or

(ii)	the dependants of, or persons connected with, any person referred to in article 7.5(h)(i).

(i)	The Company may give, or agree to give, a person a benefit in connection with that person's, or someone else's, retirement from a board or managerial office in the Company or a related body corporate of the Company.

7.6	Interests of Directors

(a)	A Director may:

(i)	hold an office or place of profit (except as auditor) in the Company, on any terms as the Directors resolve;

(ii)	hold an office or otherwise be interested in any related body corporate of the Company or other body corporate in which the Company is interested; or

(iii)	act, or the Director's firm may act, in any professional capacity for the Company (except as auditor) or any related body corporate of the Company or other body corporate in which the Company is interested, and retain the benefits of doing so if the Director discloses in accordance with the Corporations Act the interest giving rise to those benefits.

(b)	If a Director discloses the interest of the Director in accordance with the Corporations Act:

(i)	the Director may contract or make an arrangement with the Company, or a related body corporate of the Company or a body corporate in which the Company is interested, in any matter in any capacity;

(ii)	the Director may, subject to the Corporations Act, be counted in a quorum for a meeting of Directors considering the contract or arrangement;

(iii)	the Director may, subject to Applicable Law, vote on whether the Company enters into the contract or arrangement, and on any matter that relates to the contract or arrangement;

(iv)	the Director may sign on behalf of the Company, or witness the affixing of the common seal of the Company to, any document in respect of the contract or arrangement;

(v)	the Director may retain the benefits under the contract or arrangement; and

(vi)	the Company cannot avoid the contract or arrangement merely because of the existence of the Director's interest.

(c)	The Director must give to the Company:

(i)	at its registered office; or

(ii)	any other place the Company reasonably notifies the Director in writing,

IperionX Limited

the information which the Company is required by the Listing Rules to disclose to ASX in respect of:

(iii)	Notifiable Interests of the Director; and

(iv)	changes to the Notifiable Interests of the Director,

in the form which the Company is required to tell ASX under the Listing Rules.

(d)	The information referred to in article 7.6(c) must be given to the Company as soon as reasonably possible after each of the following dates but in any event no later than three Business Days after each of the following dates:

(i)	when the Director is appointed as a Director of the Company, the date of appointment;

(ii)	when a change in a Notifiable Interest of the Director occurs, the date of the change; and

(iii)	when the Director ceases to be a director of the Company, the date of cessation.

(e)	Each Director authorises the Company to give the information provided by the Director under article 7.6(c) to ASX on the Director's behalf and as the Director's agent.

(f)	The Company may enforce after the date a person ceases to be a Director an obligation of that person under article 7.6(c) in respect of events which occurred on or prior to the date that person ceased to be a Director.

8	Officers

8.1	Managing director

(a)	The Directors may appoint one or more of themselves as a managing director, for any period and on any terms (including as to remuneration) as the Directors resolve.

(b)	Subject to any agreement between the Company and a managing director and without prejudice to any other article in this constitution, the Directors may remove or dismiss a managing director (without removing him as a Director) at any time, with or without cause.

(c)	The Directors may delegate any of their powers (including the power to delegate) to a managing director.

(d)	The Directors may revoke or vary:

(i)	the appointment of a managing director; or

(ii)	any power delegated to a managing director,

without removing him as a Director.

(e)	A managing director must exercise the powers delegated to him or her in accordance with any directions of the Directors.

(f)	The exercise of a delegated power by a managing director is as effective as if the Directors exercised the power.

(g)	A person ceases to be a managing director if the person ceases to be a Director.

(h)	Subject to article 7.3(k)(iv), removal as managing director under this article 8 does not remove the managing director as a Director.

IperionX Limited

8.2	Secretary

(a)	The first Secretary is the person specified in the application for registration of the Company as company secretary.

(b)	The Directors may appoint one or more Secretaries, for any period and on any terms (including as to remuneration) as the Directors resolve.

(c)	Subject to any agreement between the Company and a Secretary, the Directors may remove or dismiss a Secretary at any time, with or without cause.

(d)	The Directors may revoke or vary the appointment of a Secretary.

8.3	Indemnity and insurance

(a)	To the extent permitted by law, the Company must indemnify each Relevant Officer against:

(i)	a Liability of that person; and

(ii)	Legal Costs of that person.

(b)	To the extent permitted by law, the Company may make a payment (whether by way of advance, loan or otherwise) to a Relevant Officer in respect of Legal Costs of that person.

(c)	To the extent permitted by law, the Company may pay, or agree to pay, a premium for a contract insuring a Relevant Officer against:

(i)	a Liability of that person; and

(ii)	Legal Costs of that person.

(d)	To the extent permitted by law, the Company may enter into an agreement or deed with:

(i)	a Relevant Officer; or

(ii)	a person who is, or has been an officer of the Company or a subsidiary of the Company,

under which the Company must do all or any of the following:

(iii)	keep books of the Company and allow either or both that person and that person's advisers access to those books on the terms agreed;

(iv)	indemnify that person against any Liability of that person;

(v)	make a payment (whether by way of advance, loan or otherwise) to that person in respect of Legal Costs of that person; and

(vi)	keep that person insured in respect of any act or omission by that person while a Relevant Officer or an officer of the Company or a subsidiary of the Company, on the terms agreed (including as to payment of all or part of the premium for the contract of insurance).

IperionX Limited

9	Powers of the Company and Directors

9.1	General powers

(a)	The Company may exercise in any manner permitted by the Corporations Act any power which a public company limited by shares may exercise under the Corporations Act.

(b)	The business of the Company is managed by or under the direction of the Directors.

(c)	The Directors may exercise all the powers of the Company except any powers that the Corporations Act or this constitution requires the Company to exercise in meetings of Members.

9.2	Execution of documents

(a)	If the Company has a common seal, the Company may execute a document if that seal is fixed to the document and the fixing of that seal is witnessed by:

(i)	two Directors;

(ii)	a Director and a Secretary; or

(iii)	a Director and another person appointed by the Directors for that purpose.

(b)	The Company may execute a document without a common seal if the document is signed by:

(i)	two Directors;

(ii)	a Director and a Secretary; or

(iii)	a Director and another person appointed by the Directors for that purpose.

(c)	The Company may execute a document as a deed if the document is expressed to be executed as a deed and is executed in accordance with article 9.2(a) or 9.2(b).

(d)	The Directors may resolve, generally or in a particular case, that any signature on certificates for securities of the Company may be affixed by mechanical or other means.

(e)	Negotiable instruments may be signed, drawn, accepted, endorsed or otherwise executed by or on behalf of the Company in the manner and by the persons as the Directors resolve.

9.3	Committees and delegates

(a)	The Directors may delegate any of their powers (including this power to delegate) to a committee of Directors, a Director, an employee of the Company or any other person.

(b)	The Directors may revoke or vary any power delegated under article 9.3(a).

(c)	A committee or delegate must exercise the powers delegated in accordance with any directions of the Directors.

(d)	The exercise of a delegated power by the committee or delegate is as effective as if the Directors exercised the power.

(e)	Article 10 applies with the necessary changes to meetings of a committee of Directors.

IperionX Limited

9.4	Attorney or agent

(a)	The Directors may appoint any person to be attorney or agent of the Company for any purpose, for any period and on any terms (including as to remuneration) as the Directors resolve.

(b)	The Directors may delegate any of their powers (including the power to delegate) to an attorney or agent.

(c)	The Directors may revoke or vary:

(i)	an appointment under article 9.4(a); or

(ii)	any power delegated to an attorney or agent.

10	Proceedings of Directors

10.1	Written resolutions of Directors

(a)	The Directors may pass a resolution without a meeting of the Directors being held if all of the Directors entitled to vote on the resolution assent to a document containing a statement that they are in favour of the resolution set out in the document. For the avoidance of doubt, a Director who is prohibited from voting on a resolution pursuant to section 195(1)(b) of the Corporations Act will, for the purposes of this article 10.1(a), not be entitled to vote on such resolution.

(b)	Separate copies of the document referred to in article 10.1(a) may be used for assenting to by Directors if the wording of the resolution and the statement is identical in each copy.

(c)	A Director may signify assent to a document under articles 10.1(a) to 10.1(e) (inclusive) by signing the document or by notifying the Company of the assent of the Director:

(i)	in a manner permitted by article 12.3; or

(ii)	by any technology including telephone or email.

(d)	Where a Director signifies assent to a document under article 10.1(c) other than by signing the document, the Director must by way of confirmation sign the document before or at the next meeting of Directors attended by that Director.

(e)	The resolution the subject of a document under article 10.1(a) is not invalid if a Director does not comply with article 10.1(d).

10.2	Meetings of Directors

(a)	The Directors may meet, adjourn and otherwise regulate their meetings as they think fit.

(b)	A meeting of Directors may be held using any technology.

(c)	If a meeting of Directors is held in two or more places linked together by any technology:

(i)	a Director present at one of the places is taken to be present at the meeting unless and until the Director states to the chairperson of that meeting that the Director is discontinuing her or her participation in that meeting; and

(ii)	the chairperson of that meeting may determine at which place the meeting will be taken to have been held.

IperionX Limited

10.3	Who can call meetings of Directors

(a)	A Director may call a meeting of Directors at any time.

(b)	On request of any Director, a Secretary of the Company must call a meeting of the Directors.

10.4	How to call meetings of Directors

(a)	Notice of a meeting of Directors must be given to each Director and Alternate Director.

(b)	The Company must give not less than 12 hours' Notice of a meeting of Directors, unless all Directors agree otherwise.

(c)	A Director or Alternate Director may waive Notice of a meeting of Directors by Notice in writing to the Company to that effect.

10.5	Quorum

(a)	Subject to the Corporations Act, a quorum for a meeting of Directors is:

(i)	if the Directors have fixed a number for the quorum, that number of Directors; and

(ii)	in any other case, two Directors entitled to vote on a resolution that may be proposed at that meeting.

(b)	In determining whether a quorum for a meeting of Directors is present:

(i)	where a Director has appointed an Alternate Director, that Alternate Director is counted if the appointing Director is not present;

(ii)	where a person is present as Director and an Alternate Director for another Director, that person is counted separately provided that there is at least one other Director or Alternate Director present; and

(iii)	where a person is present as an Alternate Director for more than one Director, that person is counted separately for each appointment provided that there is at least one other Director or Alternate Director present.

(c)	A quorum for a meeting of Directors must be present at all times during the meeting.

(d)	If there are not enough persons to form a quorum for a meeting of Directors, one or more of the Directors (including those who have an interest in a matter being considered at that meeting) may call a meeting of Members and the Members may pass a resolution to deal with the matter.

10.6	Chairperson

(a)	Subject to article 10.6(b), the Directors may elect a Director as chairperson of Directors or deputy chairperson of Directors for any period they resolve, or if no period is specified, until that person ceases to be a Director.

(b)	The Directors may remove the chairperson of Directors or deputy chairperson of Directors at any time.

(c)	The chairperson of Directors must (if present within 15 minutes after the time appointed for the holding of the meeting and willing to act) chair each meeting of Directors.

(d)	If:

(i)	there is no chairperson of Directors; or

IperionX Limited

(ii)	the chairperson of Directors is not present within 15 minutes after the time appointed for the holding of a meeting of Directors; or

(iii)	the chairperson of Directors is present within that time but is not willing to chair all or part of that meeting,

then if the Directors have elected a deputy chairperson of Directors, the deputy chairperson of Directors must (if present within 15 minutes after the time appointed for the holding of the meeting and willing to act) chair all or part of the meeting of Directors.

(e)	Subject to articles 10.6(c) and 10.6(d), if:

(i)	there is no deputy chairperson of Directors; or

(ii)	the deputy chairperson of Directors is not present within 15 minutes after the time appointed for the holding of a meeting of Directors; or

(iii)	the deputy chairperson of Directors is present within that time but is not willing to chair all or part of that meeting,

the Directors present must elect one of themselves to chair all or part of the meeting of Directors.

(f)	A person does not cease to be a chairperson of Directors or deputy chairperson of Directors if that person retires as a Director at a meeting of Members and is re elected as a Director at that meeting.

10.7	Resolutions of Directors

(a)	A resolution of Directors is passed if more votes are cast in favour of the resolution than against it.

(b)	Subject to article 7.6(a) to 7.6(f) (inclusive) and articles 10.7(a) to 10.7(d) (inclusive), each Director has one vote on a matter arising at a meeting of the Directors.

(c)	In determining the number of votes a Director has on a matter arising at a meeting of Directors:

(i)	where a person is present as Director and an Alternate Director for another Director, that person has one vote as a Director and, subject to article 7.4(e), one vote as an Alternate Director; and

(ii)	where a person is present as an Alternate Director for more than one Director, that person has, subject to article 7.4(e), one vote for each appointment.

(d)	Subject to Applicable Law, in case of an equality of votes on a resolution at a meeting of Directors, the chairperson of that meeting has a casting vote on that resolution in addition to any vote the chairperson has in his or her capacity as a Director in respect of that resolution.

11	Dividends and Profits

11.1	Who may determine Dividends

(a)	Subject to and in accordance with the Corporations Act, the Listing Rules, the rights of any preference Shares and to the rights of the holders of any Shares created or raised under any special arrangement as to Dividend, the Directors may from time to time declare a Dividend to be paid to the shareholders entitled to the Dividend. Subject to the rights of any preference Shares and to the rights of the holders of any Shares created or raised under any special arrangement as to a Dividend, the Dividend as declared will be payable on all Shares according to the proportion that the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) in respect of such Shares.

IperionX Limited

(b)	The Directors may determine that a Dividend is payable on Shares and fix:

(i)	the amount of the Dividend;

(ii)	whether the Dividend is franked, the franking percentage and the franking class;

(iii)	the time for determining entitlements to the Dividend;

(iv)	the time for the payment of the Dividend; and

(v)	the method of payment of the Dividend.

(c)	The method of payment of a Dividend may include any or all of the payment of cash, the issue of Shares, the grant of Company options or other Company securities, the transfer of shares or any other securities in any other body corporate or units in any unit trust or the transfer of any other assets.

(d)	If the method of payment of a Dividend includes an issue or transfer of shares in a body corporate, each Member:

(i)	is deemed to have agreed to become a member of that body corporate and be bound by the constitution of that body corporate; and

(ii)	in the case of a transfer, appoints the Company and each Director as its agent to execute instrument of transfer or other document required to transfer those shares to that Member.

(e)	A Dividend in respect of a Share must be paid to the person whose name is entered in the Register as the holder of that Share:

(i)	where the Directors have fixed a time under article 11.1(b)(iii), at that time; or

(ii)	in any other case, on the date the Dividend is paid.

(f)	Subject to article 11.1(g), a Member who holds restricted securities is entitled to any Dividends in respect of those restricted securities.

(g)	A Member who holds restricted securities is not entitled to any Dividends in respect of those restricted securities during a breach of:

(i)	the Listing Rules relating to those restricted securities; or

(ii)	a restriction agreement.

11.2	Dividends for different classes

The Directors may determine that Dividends be paid:

(a)	on Shares of one class but not another class; and

(b)	at different rates for different classes of Shares.

11.3	Dividends proportional to paid up capital

(a)	Subject to any rights or restrictions attached to a class of Shares, the person entitled to a Dividend on a Share is entitled to:

(i)	if the Share is fully paid (whether the issue price of the Share was paid or credited or both), the entire Dividend; or

(ii)	if the Share is partly paid, a proportion of that Dividend equal to the proportion which the amount paid (excluding amounts credited) on that Share is of the total amounts paid or payable (excluding amounts credited) on that Share.

IperionX Limited

(b)	Amounts paid in advance of a call on a Share are ignored when calculating the proportion under article 11.3(a)(ii).

11.4	Effect of a transfer on Dividends

If a transfer of a Share is registered after the time determined for entitlements to a Dividend on that Share but before the Dividend is paid, the person transferring that Share is, subject to the ASX Settlement Operating Rules, entitled to that Dividend.

11.5	No interest on Dividends

The Company is not required to pay any interest on a Dividend.

11.6	Unpaid amounts

The Company may retain the whole or part of any Dividend on which the Company has a lien and apply that amount in total or part satisfaction of any amount secured by that lien.

11.7	Capitalisation of profits

(a)	The Directors may capitalise any profits of the Company and distribute that capital to the Members, in the same proportions as the Members are entitled to a distribution by Dividend.

(b)	The Directors may fix the time for determining entitlements to a capitalisation of profits.

(c)	The Directors may decide to apply capital under article 11.7(a) in either or both of the following ways:

(i)	in paying up an amount unpaid on Shares already issued; and

(ii)	in paying up in full any unissued Shares or other securities in the Company.

(d)	The Members must accept an application of capital under article 11.7(c) in full satisfaction of their interests in that capital.

11.8	Distributions of assets

The Directors may settle any problem concerning a distribution under article 11 in any way, including:

(a)	rounding amounts up or down to the nearest whole number;

(b)	ignoring fractions;

(c)	valuing assets for distribution;

(d)	paying cash to any Member on the basis of that valuation; and

(e)	vesting assets in a trustee on trust for the Members entitled.

11.9	Dividend plans

(a)	The Directors may establish a dividend selection plan or bonus share plan on any terms, under which participants may elect in respect of all or part of their Shares:

(i)	to receive a Dividend from the Company paid in whole or in part out of a particular fund or reserve or out of profits derived from a particular source; or

(ii)	to forego a Dividend from the Company and receive some other form of distribution or entitlement (including securities) from the Company or another body corporate or a trust.

IperionX Limited

(b)	The Directors may establish a dividend reinvestment plan on any terms, under which participants may elect in respect of all or part of their Shares to apply the whole or any part of a Dividend from the Company in subscribing for securities of the Company or a related body corporate of the Company.

(c)	Subject to the Listing Rules, the Directors may implement, amend, suspend or terminate a plan established under articles 11.9(a) to 11.9(c) (inclusive).

12	Notices and Payments

12.1	Notice to Members

(a)	The Company may give Notice to a Member:

(i)	in person;

(ii)	by sending it by post to the address of the Member in the Register or the alternative address (if any) nominated by that Member;

(iii)	by sending it to the fax number or electronic address (if any) nominated by that Member; or

(iv)	by notifying the Member by any electronic means nominated by the Member:

(A)	that the Notice is available; and

(B)	how the Member may access the Notice;

(v)	by posting (pursuant to rule 12.1(a)(ii)) or faxing (pursuant to 12.1(a)(iii)), a document notifying the Member:

(A)	that the Notice is available; and

(B)	how the Member may access the Notice; or

(vi)	such other means as permitted by the Corporations Act.

(b)	If the address of a Member in the Register is not within Australia, the Company must send all documents to that Member by air mail, air courier, fax or by electronic means.

(c)	The Company must give any Notice to Members who are joint holders of a Share to the person named first in the Register in respect of that Share, and that Notice is Notice to all holders of that Share.

(d)	The Company may give Notice to a person entitled to a Share because of a Transmission Event in any manner specified in article 12.1.

(e)	Notice to a person entitled to a Share because of a Transmission Event is taken to be Notice to the Member of that Share.

(f)	A Notice to a Member is sufficient, even if:

(i)	a Transmission Event occurs in respect of that Member (whether or not a joint holder of a Share); or

(ii)	that Member is an externally administered body corporate,

and regardless of whether or not the Company has Notice of that Transmission Event.

IperionX Limited

(g)	A person entitled to a Share because of a transfer, Transmission Event or otherwise, is bound by every Notice given in respect of that Share.

(h)	Any Notice required or allowed to be given by the Company to one or more Members by advertisement is, unless otherwise stipulated, sufficiently advertised if advertised once in a daily newspaper circulating in the states and territories of Australia.

12.2	Notice to Directors

The Company may give Notice to a Director or Alternate Director:

(a)	in person;

(b)	by sending it by post to the usual residential address of that person or the alternative address (if any) nominated by that person;

(c)	by sending it to the fax number or electronic address (if any) nominated by that person; or

(d)	by any other means agreed between the Company and that person.

12.3	Notice to the Company

A person may give Notice to the Company by:

(a)	leaving it at the registered office of the Company during a time when the registered office is open;

(b)	sending it by post to the registered office of the Company;

(c)	sending it to a fax number at the registered office of the Company nominated by the Company for that purpose;

(d)	sending it to the electronic address (if any) nominated by the Company for that purpose; or

(e)	any other means permitted by the Corporations Act.

12.4	Time of service

(a)	A Notice sent by post to an address within Australia is taken to be given:

(i)	in the case of a Notice of meeting, one day after it is posted; or

(ii)	in any other case, at the time at which the Notice would be delivered in the ordinary course of post.

(b)	A Notice sent by post or air mail to an address outside Australia is taken to be given:

(i)	in the case of a Notice of meeting, one day after it is posted; or

(ii)	in any other case, at the time at which the Notice would be delivered in the ordinary course of post.

(c)	A Notice sent by air courier to a place outside Australia is taken to be given one day after delivery to the air courier.

(d)	A Notice sent by fax is taken to be given on the day it is sent, provided that the sender's transmission report shows that the whole Notice was sent to the correct fax number.

(e)	A Notice sent to an electronic address is taken to be given on the date it is sent unless a delivery failure message is received by the Company.

IperionX Limited

(f)	The giving of a Notice by post, air mail or air courier is sufficiently proved by evidence that the Notice:

(i)	was addressed to the correct address of the recipient; and

(ii)	was placed in the post or delivered to the air courier.

(g)	A certificate by a Director or Secretary of a matter referred to in article 12.4(f) is sufficient evidence of the matter, unless it is proved to the contrary.

12.5	Signatures

The Directors may decide, generally or in a particular case, that a Notice given by the Company be signed by mechanical or other means.

12.6	Payments

(a)	The Company may pay a person entitled to an amount payable in respect of a Share (including a Dividend) by:

(i)	crediting an account nominated in writing by that person;

(ii)	cheque made payable to bearer, to the person entitled to the amount or any other person the person entitled directs in writing; or

(iii)	any other manner as the Directors resolve.

(b)	The Company may post a cheque referred to in article 12.6(a)(ii) to:

(i)	the address in the Register of the Member of the Share;

(ii)	if that Share is jointly held, the address in the Register of the Member named first in the Register in respect of the Share; or

(iii)	any other address which that person directs in writing.

(c)	Any joint holder of a Share may give effective receipt for an amount (including a Dividend) paid in respect of the Share.

13	Winding up

13.1	Distributions proportional to paid up capital

Subject to any rights or restrictions attached to a class of Shares, on a winding up of the Company, any surplus must be divided among the Members in the proportions which the amount paid (including amounts credited) on the Shares of a Member is of the total amounts paid and payable (including amounts credited) on the Shares of all Members.

13.2	Distributions of assets

(a)	Subject to any rights or restrictions attached to a class of Shares, on a winding up of the Company, the liquidator may, with the sanction of a special resolution of the Members:

(i)	distribute among the Members the whole or any part of the property of the Company; and

(ii)	decide how to distribute the property as between the Members or different classes of Members.

IperionX Limited

(b)	The liquidator of the Company may settle any problem concerning a distribution under article 13 in any way, including:

(i)	rounding amounts up or down to the nearest whole number;

(ii)	ignoring fractions;

(iii)	valuing assets for distribution;

(iv)	paying cash to any Member on the basis of that valuation; and

(v)	vesting assets in a trustee on trust for the Members entitled.

(c)	A Member need not accept any property, including shares or other securities, carrying a liability.

IperionX Limited

Schedule 1

Definitions and Interpretation

1	Definitions

In this constitution, unless the context otherwise requires:

Adoption Date means the date on which this constitution is adopted by the Company as its constitution.

Alternate Director means a person for the time being holding office as an alternate Director of the Company under articles 7.4(a) to 7.4(i) (inclusive).

Applicable Law means the Corporations Act, the Listing Rules and the ASX Settlement Operating Rules.

AGM means an annual general meeting of Members.

ASX means ASX Limited (ACN 008 624 691) and where the context permits the Australian Securities Exchange operated by ASX Limited.

ASX Settlement means ASX Settlement Pty Limited (ACN 008 504 532).

ASX Settlement Operating Rules mean the operating rules of ASX Settlement.

Business Day:

(a)	if the Company is admitted to the Official List at the time, has the meaning given in the Listing Rules; or

(b)	otherwise, means a day except a Saturday, Sunday or public holiday in Western Australia;

Company means the company named IperionX Limited (ACN 618 935 372), or whatever its name may be from time to time.

Corporations Act means the Corporations Act 2001 (Cth), except to the extent of any exemption, modification, declaration or order made in respect of that legislation which applies to the Company.

Directors means the directors of the Company for the time being.

Dividend includes an interim dividend and a final dividend.

Eligible Member means, in respect of a meeting of Members:

(a)	the date and time specified in the Notice of that meeting, a person who is a Member at that time; or

(b)	as otherwise determined by the party calling that meeting,

provided that the time is not more than 48 hours prior to that meeting.

Executive Director means a Director who is an employee (whether full time or part time) of the Company or of any related body corporate of the Company other than by virtue of being a Director of the Company.

Legal Costs of a person means legal costs incurred by that person in defending an action for a Liability of that person.

Liability of a person means any liability incurred by that person as an officer of the Company or a subsidiary of the Company.

IperionX Limited

Listing Rules means the listing rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List, each as amended or replaced from time to time, except and to the extent of any express written waiver by ASX.

Marketable Parcel has the meaning as defined under the ASX Listing Rules.

Member means a person whose name is entered in the Register as the holder of a Share.

Non Executive Directors means all Directors other than Executive Directors.

Notice means a notice given pursuant to, or for the purposes of, this constitution or Applicable Law.

Notifiable Interest has the meaning given by paragraph (a) of the definition of notifiable interest of a director in the Listing Rules.

Official List means the official list of ASX.

Personal Representative means the legal personal representative, executor or administrator of the estate of a deceased person.

Prescribed Notice means 28 days or any shorter period of Notice for a meeting of Members of the Company allowed under the Corporations Act.

Previous Constitution means the constitution of the Company immediately before the Adoption Date.

Register means the register of Members kept under Applicable Law and, where appropriate, includes any sub register and branch register.

Relevant Officer means a person who is, or has been, a Director or Secretary.

Secretary means a company secretary of the Company for the time being.

Share means a share in the capital of the Company.

Transmission Event means:

(c)	if a Member is an individual:

(i)	death or bankruptcy of that Member; or

(ii)	that Member becoming of unsound mind or becoming a person whose property is liable to be dealt with under a law about mental health;

(d)	if a Member is a body corporate, the deregistration of that Member under the laws of the jurisdiction of its registration; or

(e)	in any case, the vesting in, or transfer to, a person of the Shares of a Member without that person becoming a Member.

Unmarketable Parcel means a holding of Shares which is less than a "marketable parcel" as defined under the ASX Listing Rules.

2	Interpretation

(a)	In this constitution, unless the context otherwise requires:

(i)	a reference to a partly paid Share is a reference to a Share on which there is an amount unpaid;

IperionX Limited

(ii)	a reference to a call or an amount called in respect of a Share includes an amount that, by the terms of issue of a Share or otherwise, is payable at one or more fixed times;

(iii)	a reference to a Share which is jointly held is a reference to a Share for which there is more than one Member;

(iv)	a reference to a meeting of Members includes a meeting of any class of Members;

(v)	a Member is taken to be present at a meeting of Members if the Member is present in person or by proxy, attorney or representative; and

(vi)	a reference to a notice or document in writing includes a notice or document given by fax or another form of written communication.

(b)	In this constitution, headings are for convenience only and do not affect interpretation, and unless the context indicates a contrary intention:

(i)	words importing the singular include the plural (and vice versa);

(ii)	words indicating a gender include every other gender;

(iii)	the word person includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

(iv)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; and

(v)	the word includes in any form is not a word of limitation.

(c)	In this constitution, unless the context otherwise requires:

(i)	a reference to an article or a schedule is to an article or a schedule of this constitution;

(ii)	a reference in a schedule to a paragraph is to a paragraph of that schedule;

(iii)	a schedule is part of this constitution; and

(iv)	a reference to this constitution is to this constitution (and where applicable any of its provisions) as modified or repealed from time to time.

(d)	In this constitution, unless the context otherwise requires:

(i)	a reference to any statute or to any statutory provision includes any statutory modification or re enactment of it or any statutory provision substituted for it, and all ordinances, by laws, regulations, rules and statutory instruments (however described) issued under it; and

(ii)	a reference to the Listing Rules or the ASX Settlement Operating Rules includes any amendment or replacement of those rules from time to time.

(e)	Unless the context indicates a contrary intention:

(i)	an expression in a provision of this constitution which deals with a matter dealt with by a provision of Applicable Law has the same meaning as in that provision of Applicable Law; and

(ii)	an expression in a provision of this constitution that is defined in section 9 of the Corporations Act has the same meaning as in that section.

(f)	In this constitution, a reference to the Listing Rules, the ASX Settlement Operating Rules or ASX has effect only if at that time the Company is included in the Official List.

IperionX Limited

3	Exercise of Powers

Where this constitution confers a power or imposes a duty, then, unless the contrary intention appears, the power may be exercised and the duty must be performed from time to time as the occasion requires.

4	Articles of this Constitution

(a)	Unless Applicable Law provides that this constitution may contain a provision contrary to Applicable Law, the articles of this constitution are subject to Applicable Law such that any article of this constitution that is inconsistent with or contrary to Applicable Law will be read down to the extent of the inconsistency with Applicable Law.

(b)	If an article is inconsistent with or contrary to Applicable Law and is not capable of being read down to the extent of the inconsistency under paragraph 4(c)(i), the relevant article will be severed from this constitution.

(c)	If at any time any provision of this constitution is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that does not affect or impair:

(i)	the legality, validity or enforceability in that jurisdiction of any other provision of this constitution; or

(ii)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this constitution.

5	Provisions required by Listing Rule 15.11.1

If the Company is admitted to the Official List, the following provisions apply:

(a)	notwithstanding anything contained in this constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(b)	nothing contained in this constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this constitution to contain a provision and it does not contain such a provision, this constitution is deemed to contain that provision;

(e)	if the Listing Rules require this constitution not to contain a provision and it contains such a provision, this constitution is deemed not to contain that provision; and

(f)	if any provision of this constitution is or becomes inconsistent with the Listing Rules, this constitution is deemed not to contain that provision to the extent of the inconsistency.

IperionX Limited

Schedule 2

Calls, Company payments, Forfeiture and Liens

1	Exercise of Powers

The powers of the Company under this Schedule 2 may only be exercised by the Directors.

2	CALLS

2.1	Making a call

(a)	Subject to the terms of issue of a Share, the Company may at any time make calls on the Members of a Share for all or any part of the amount unpaid on the Share as the Directors resolve.

(b)	The Company may make calls payable for one or more Members for different amounts and at different times.

(c)	Subject to the terms of issue of a Share, a call may be made payable by instalments.

(d)	Subject to Applicable Law, the Company may revoke or postpone a call or extend the time for payment of a call.

(e)	A call is made when the Directors resolve to make the call.

2.2	Notice of a call

(a)	The Company must give Members at least 10 Business Days' Notice of a call.

(b)	A Notice of a call must be in writing and specify the amount of the call, the due date for payment, the manner in which payment of the call must be made, the consequences of non payment of the call and any other information required by the Listing Rules.

(c)	A call is not invalid if:

(i)	a Member does not receive Notice of the call; or

(ii)	the Company accidentally does not give Notice of the call to a Member.

2.3	Payment of a call

(a)	A Member must pay to the Company the amount of each call made on the Member on the date and in the manner specified in the Notice of the call.

(b)	If an amount unpaid on a Share is payable, by the terms of issue of the Share or otherwise, in one or more fixed amounts on one or more fixed dates, the Member of that Share must pay to the Company those amounts on those dates.

(c)	A Member must pay to the Company:

(i)	interest at the rate specified in paragraph 7(a) on any amount referred to in paragraph 2.3(a) or 2.3(b) which is not paid on or before the time appointed for its payment, from the time appointed for payment to the time of the actual payment; and

(ii)	expenses incurred by the Company because of the failure to pay or late payment of that amount.

IperionX Limited

(d)	The Company may waive payment of all or any part of an amount payable under paragraph 2.3(c).

(e)	The joint holders of a Share are jointly and severally liable for the payment of all calls due in respect of that Share.

2.4	Recovery of a call

(a)	The Company may recover an amount due and payable under this paragraph 2 from a Member by:

(i)	commencing legal action against the Member for all or part of the amount due;

(ii)	enforcing a lien on the Share in respect of which the call was made; or

(iii)	forfeiting the Share in respect of which the call was made.

(b)	The debt due in respect of an amount payable under this paragraph 2 in respect of a Share is sufficiently proved by evidence that:

(i)	the name of the Member sued is entered in the Register as one or more of the holders of that Share; and

(ii)	there is a record in the minute books of the Company of:

(A)	in the case of an amount referred to in paragraph 2.3(b), that amount; or

(B)	in any other case, the resolution making the call.

2.5	Payment in advance of a call

(a)	The Company may:

(i)	accept from any Member all or any part of the amount unpaid on a Share held by the Member before that amount is called for;

(ii)	pay interest at any rate the Directors resolve, on the amount paid before it is called, from the date of payment until and including the date the amount becomes actually payable; and

(iii)	repay the amount paid to that Member.

(b)	An amount paid pursuant to 2.5(a)(i) does not confer a right to participate in:

(i)	a Dividend determined to be paid from the profits of the Company; or

(ii)	any surplus of the Company in a winding up of the Company,

for the period before the date when the amount paid would have otherwise become payable.

3	Company Payments on behalf of a member

3.1	Rights of the Company

(a)	A Member or, if the Member is deceased, the Member's Personal Representative, must indemnify the Company against any liability which the Company has under any law to make a payment (including payment of a tax) in respect of:

(i)	a Share held by that Member (whether solely or jointly);

(ii)	a transfer or transmission of Shares by that Member;

IperionX Limited

(iii)	a Dividend or other money which is, or may become, due or payable to that Member; or

(iv)	that Member.

(b)	A Member or, if the Member is deceased, the Member's Personal Representative, must pay to the Company immediately on demand:

(i)	the amount required to reimburse the Company for a payment referred to in paragraph 3.1; and

(ii)	pay to the Company interest at the rate specified in paragraph 7(a) on any amount referred to in paragraph 3.1(a) paid by the Company, from the date of payment by the Company until and including the date the Company is reimbursed in full for that payment.

(c)	Subject to Applicable Law, the Company may refuse to register a transfer of any Shares by a Member referred to in paragraph 3.1(a) to 3.1(d), or that Member's Personal Representative, until all money payable to the Company under paragraphs 3.1 to 3.4 (inclusive) has been paid.

(d)	The powers and rights of the Company under paragraphs 3.1(a) to 3.1(d) (inclusive) are in addition to any right or remedy that the Company may have under the law which requires the Company to make a payment referred to in paragraph 3.1(a).

3.2	Recovery of Company payments

(a)	The Company may recover an amount due and payable under paragraphs 3.1(a) to 3.1(d) (inclusive) from the Member or the Member's Personal Representative by any or all of:

(i)	deducting all or part of that amount from any other amount payable by the Company to that person in respect of the Shares of that person;

(ii)	commencing legal action against that person for all or part of that amount; or

(iii)	enforcing a lien on one or more of the Shares of that person.

(b)	The Company may waive any or all its rights under paragraph 3.

4	Forfeiture

4.1	Forfeiture procedure

(a)	The Company may forfeit a Share of a Member by a resolution of the Directors if:

(i)	that Member does not pay a call or instalment on that Share on or before the date for its payment;

(ii)	the Company gives that Member Notice:

(A)	requiring the Member to pay that call or instalment, any interest on it and all expenses incurred by the Company by reason of the non payment; and

(B)	stating that the Share is liable to be forfeited if that Member does not pay to the Company, at the place specified in the Notice, the amount specified in the Notice, within 10 Business Days (or any longer period specified) after the date of the Notice; and

(b)	that Member does not pay that amount in accordance with that Notice.

IperionX Limited

4.2	Notice of forfeiture

(a)	When any Share has been forfeited, the Company must:

(i)	give Notice of the forfeiture to the Member registered as its holder before the forfeiture; and

(ii)	record the forfeiture with the date of forfeiture in the Register.

(b)	Failure by the Company to comply with any requirement in paragraph 4.2 does not invalidate the forfeiture.

4.3	Effect of forfeiture

(a)	The forfeiture of a Share extinguishes:

(i)	all interests in that Share of the former Member; and

(ii)	all claims against the Company in respect of that Share by the former Member, including all Dividends determined to be paid in respect of that Share and not actually paid.

(b)	A former Member of a forfeited Share must pay to the Company:

(i)	all calls, instalments, interest and expenses in respect of that Share at the time of forfeiture; and

(ii)	interest at the rate specified in paragraph 7(a) on those amounts from the time of forfeiture until and including the date of payment of those amounts.

4.4	Sale or reissue of forfeited Shares

The Company may sell, otherwise dispose of or reissue, a Share which has been forfeited on any terms and in any manner as the Directors resolve.

4.5	Cancellation of forfeited Shares

The Company may by ordinary resolution passed at a meeting of Members cancel a Share which has been forfeited under the terms on which the Share is on issue.

4.6	Proof of forfeiture

A certificate in writing from the Company signed by a Director or Secretary that a Share was forfeited on a specified date is sufficient evidence of:

(a)	the forfeiture of that Share; and

(b)	the right and title of the Company to sell, dispose or reissue that Share.

4.7	Waiver or cancellation of forfeiture

The Company may:

(a)	waive any or all of its rights under paragraph 4; and

(b)	at any time before a sale, disposition, reissue or cancellation of a forfeited Share, cancel the forfeiture on any terms as the Directors resolve.

5	Liens

5.1	First ranking lien

(a)	The Company has a first ranking lien on:

IperionX Limited

(i)	each Share registered in the name of a Member;

(ii)	the proceeds of sale of those Shares; and

(iii)	all Dividends determined to be payable in respect of those Shares,

for:

(iv)	each unpaid call or instalment which is due but unpaid on those Shares;

(v)	if those Shares were acquired under an employee incentive scheme, all amounts payable to the Company by the Member under loans made to enable those Shares to be acquired;

(vi)	all amounts which the Company is required by law to pay, and has paid, in respect of those Shares (including any payment under paragraph 3) or the forfeiture or sale of those Shares; and

(vii)	all interest and expenses due and payable to the Company under this Schedule 2.

5.2	Enforcement by sale

The Company may sell a Share of a Member to enforce a lien on that Share if:

(a)	an amount secured by that lien is due and payable;

(b)	the Company gives that Member or the Member's Personal Representative Notice:

(i)	requiring payment to the Company of that amount, any interest on it and all expenses incurred by the Company by reason of the non payment; and

(ii)	stating that the Share is liable to be sold if that person does not pay to the Company, in the manner specified in the Notice, the amount specified in the Notice within 10 Business Days (or any longer period specified) after the date of the Notice; and

(c)	that Member or the Member's Personal Representative does not pay that amount in accordance with that Notice.

5.3	Release or waiver of lien

(a)	Registration of a transfer of a Share by the Company releases any lien of the Company on that Share in respect of any amount owing on that Share, unless the Company gives Notice, to the person to whom that Share is transferred, of the amount owing.

(b)	The Company may waive any or all of its rights under paragraph 5.

6	Sales, Disposals and Reissues

6.1	Sale procedure

(a)	The Company may:

(i)	receive the purchase money or consideration for Shares sold or disposed of under this Schedule 2;

(ii)	appoint a person to sign a transfer of Shares sold or disposed of under this Schedule 2;

(iii)	do all things necessary or desirable under Applicable Law to effect a transfer of Shares sold or disposed of under this Schedule 2; and

(iv)	enter in the Register the name of the person to whom Shares are sold or disposed.

IperionX Limited

(b)	The person to whom a Share is sold or disposed under this Schedule 2 need not enquire whether the Company:

(i)	properly exercised its powers under this Schedule 2 in respect of that Share; or

(ii)	properly applied the proceeds of sale or disposal of those Shares,

and the title of that person is not affected by those matters.

(c)	The remedy (if any) of any person aggrieved by a sale or other disposal of Shares under this Schedule 2 is in damages only and against the Company exclusively.

(d)	A certificate in writing from the Company signed by a Director or Secretary that a Share was sold, disposed of or reissued in accordance with this Schedule 2 is sufficient evidence of those matters.

6.2	Application of proceeds

The Company must apply the proceeds of any sale, other disposal or reissue of any Shares under this Schedule 2 in the following order:

(a)	the expenses of the sale, other disposal or reissue;

(b)	the amounts due and unpaid in respect of those Shares; and

(c)	the balance (if any) to the former Member or the former Member's Personal Representative, on the Company receiving the certificate (if any) of those Shares or other evidence satisfactory to the Company regarding the ownership of those Shares.

7	Interest

(a)	A person must pay interest under this Schedule 2 to the Company:

(i)	at a rate the Directors resolve; or

(ii)	if the Directors do not resolve, at 15 per cent per annum.

(b)	Interest payable to the Company under this Schedule 2 accrues daily.

(c)	The Company may capitalise interest payable under this Schedule 2 at any interval the Directors resolve.

IperionX Limited

Schedule 3

Transmission

1	Deceased Members

1.1	Effect of death

(a)	If a Member in respect of a Share which is not jointly held dies, the Company must recognise only the Personal Representative of that Member as having any title to or interest in, or any benefits accruing in respect of, that Share.

(b)	If a Member in respect of a Share which is jointly held dies, the Company must recognise only the surviving Members of that Share as having any title to or interest in, or any benefits accruing in respect of, that Share.

1.2	Estates and Personal Representatives

(a)	The estate of a deceased Member is not released from any liability in respect of the Shares registered in the name of that Member.

(b)	Where two or more persons are jointly entitled to any Share as a consequence of the death of the registered holder of that Share, they are taken to be joint holders of that Share.

2	TRANSMISSION EVENTS

2.1	Transmittee right to register or transfer

(a)	Subject to the Bankruptcy Act 1966 (Cth) if a person entitled to a Share because of a Transmission Event gives the Directors the information they reasonably require to establish the person's entitlement to be registered as the holder of the Share, that person may:

(i)	elect to be registered as a Member in respect of that Share by giving a signed Notice to the Company; or

(ii)	transfer that Share to another person.

(b)	On receiving a Notice under paragraph 2.1(a)(i), the Company must register the person as the holder of that Share.

(c)	A transfer under paragraph 2.1(a)(ii) is subject to all provisions of this constitution relating to transfers of Shares.

2.2	Other transmute rights and obligations

(a)	A person registered as a Member as a consequence of paragraphs 2.1(a) to 2.1(c) (inclusive) must indemnify the Company to the extent of any loss or damage suffered by the Company as a result of that registration.

(b)	A person who has given to the Directors the information referred to in paragraph 2.1(a) in respect of a Share is entitled to the same rights to which that person would be entitled if registered as the holder of that Share.

IperionX Limited

Schedule 4

Unmarketable Parcels

1	Definitions

In this schedule, unless the context otherwise requires, Sale Share means a Share which is sold or disposed of in accordance with this schedule.

2	Power to sell unmarketable parcels

2.1	Existing unmarketable parcels

(a)	The Company may sell the Shares of a Member if:

(i)	the total number of Shares of a particular class held by that Member is less than a marketable parcel;

(ii)	the Company gives that Member Notice stating that the Shares are liable to be sold or disposed of by the Company; and

(iii)	that Member does not give Notice to the Company, by the date specified in the Notice of the Company (being not less than 42 days after the date of the Company giving that Notice), stating that all or some of those Shares are not to be sold or disposed of.

(b)	The Company may only exercise the powers under paragraph 2.1(a), in respect of one or more Members, once in any 12 month period.

(c)	The power of the Company under paragraph 2.1(a) lapses following the announcement of a takeover bid. However, the procedure may be started again after the close of the offers made under the takeover bid.

2.2	New unmarketable parcels

(a)	The Company may sell the Shares of a Member if:

(i)	the Shares of a particular class held by that Member are in a new holding created by a transfer on or after 1 September 1999; and

(ii)	that transfer is of a number of Shares of that class that was less than a marketable parcel at the time the transfer document was initiated, or in the case of a paper based transfer document, was lodged with the Company.

(b)	The Company may give a Member referred to in paragraph 2.2(a) Notice stating that the Company intends to sell or dispose of the Shares.

3	Exercise of power of sale

3.1	Extinguishment of interests and claims

(a)	The exercise by the Company of its powers under paragraph 2 extinguishes, subject to this Schedule 4:

(i)	all interests in the Sale Shares of the former Member; and

(ii)	all claims against the Company in respect of the Sale Shares by that Member, including all Dividends determined to be paid in respect of those Share and not actually paid.

IperionX Limited

3.2	Manner of sale

(a)	The Company may sell or dispose of any Shares under paragraph 2 at any time:

(i)	using a financial services licensee on the basis that person obtains the highest possible price for the sale of the Shares; or

(ii)	in any other manner and on any terms as the Directors resolve.

(b)	The Company may:

(i)	exercise any powers permitted under Applicable Law to enable the sale or disposal of Shares under this schedule;

(ii)	receive the purchase money or consideration for Sale Shares;

(iii)	appoint a person to sign a transfer of Sale Shares; and

(iv)	enter in the Register the name of the person to whom Sale Shares are sold or disposed.

(c)	The person to whom a Sale Share is sold or disposed need not enquire whether the Company:

(i)	properly exercised its powers under this schedule in respect of that Share; or

(ii)	properly applied the proceeds of sale or disposal of those Shares,

and the title of that person is not affected by those matters.

(d)	The remedy of any person aggrieved by a sale or disposal of Sale Shares is in damages only and against the Company exclusively.

(e)	A certificate in writing from the Company signed by a Director or Secretary that a Share was sold or disposed of in accordance with this Schedule 4 is sufficient evidence of those matters.

3.3	Application of proceeds

(a)	If the Company exercises the powers under paragraphs 2.1(a) to 2.1(c) (inclusive), either the Company or the person to whom a Sale Share is sold or disposed of must pay the expenses of the sale or disposal.

(b)	The Company must apply the proceeds of any sale or disposal of any Sale Shares in the following order:

(i)	in the case of an exercise of the powers under paragraphs 2.2(a) and 2.2(b), the expenses of the sale or disposal;

(ii)	the amounts due and unpaid in respect of those Shares; and

(iii)	the balance (if any) to the former Member or the former Member's Personal Representative, on the Company receiving the certificate (if any) for those Shares or other evidence satisfactory to the Company regarding the ownership of those Shares.

IperionX Limited

3.4	Voting and dividend rights pending sale

(a)	If the Company is entitled to exercise the powers under paragraphs 2.2(a) and 2.2(b), the Company may by resolution of the Directors remove or change either or both:

(i)	the right to vote; and

(ii)	the right to receive Dividends,

of the relevant Member in respect of some or all of the Shares liable to be sold or disposed of.

(b)	After the sale of the relevant Sale Shares, the Company must pay to the person entitled any Dividends that have been withheld under paragraph 3.4(a).

IperionX Limited

Schedule 5

Proportional Takeover Bid Approval

1	Definitions

In this schedule, unless the context otherwise requires:

Approving Resolution means a resolution to approve a proportional takeover bid in accordance with this Schedule 5.

Deadline means the 14th day before the last day of the bid period for a proportional takeover bid.

Voter means a person (other than the bidder under a proportional takeover bid or an associate of that bidder) who, as at the end of the day on which the first offer under that bid was made, held bid class securities for that bid.

2	Refusal of Transfers

2.1	Requirement for an Approving Resolution

(a)	The Company must refuse to register a transfer of Shares giving effect to a takeover contract for a proportional takeover bid unless and until an Approving Resolution is passed in accordance with this Schedule 5.

(b)	This Schedule 5 ceases to apply on the third anniversary of its last adoption, or last renewal, in accordance with the Corporations Act.

2.2	Voting on an Approving Resolution

(a)	Where offers are made under a proportional takeover bid, the Directors must, call and arrange to hold a meeting of Voters for the purpose of voting on an Approving Resolution before the Deadline.

(b)	The provisions of this constitution concerning meetings of Members (with the necessary changes) apply to a meeting held under paragraph 2.2(a).

(c)	Subject to this constitution, every Voter present at the meeting held under paragraph 2.2(a) is entitled to one vote for each Share in the bid class securities that the Voter holds.

(d)	To be effective, an Approving Resolution must be passed before the Deadline.

(e)	An Approving Resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50 per cent, and otherwise is taken to have been rejected.

(f)	If no Approving Resolution has been voted on as at the end of the day before the Deadline, an Approving Resolution is taken, for the purposes of this schedule, to have been passed in accordance with this Schedule 5.

IperionX Limited

Schedule 6

Preference Shares

1	Definitions

In this schedule, unless the context otherwise requires:

Conversion Circumstances means, in respect of a Converting Preference Share, whether the Preference Share is liable to be converted or convertible:

(a)	at the option of the Holder, or of the Company, or both;

(b)	upon the happening of a particular event; or

(c)	at a fixed time.

Conversion Date means, in respect of a Converting Preference Share, the date (if any) specified in the Issue Resolution for the conversion of that Preference Share or the date upon which an event specified in the Issue Resolution occurs which results in the conversion of that Preference Share.

Conversion Number means the number, or formula for determining the number, of ordinary Shares into which a Converting Preference Share will convert upon conversion.

Converting Preference Share means a Preference Share which is specified in the Issue Resolution as being liable to be converted or convertible into ordinary Shares in a manner permitted by the Corporations Act, whether at the option of the Holder or otherwise.

Dividend means any distribution of any property (including without limitation, money, Paid Up shares, debentures, debenture stock or other securities of the Company or of any other Corporation) to a Holder in respect of a Preference Share as a dividend, whether interim or final

Dividend Date means, in respect of a Preference Share, a date specified in the Issue Resolution on which a Dividend in respect of that Preference Share is payable.

Dividend Rate means, in respect of a Preference Share, the terms specified in the Issue Resolution for the calculation of the amount of Dividend to be paid in respect of that Preference Share on any Dividend Date, which calculation may be wholly or partly established by reference to an algebraic formula.

Franked Dividend has the meaning given in the Income Tax Assessment Act 1936 (Cth).

Holder means, in respect of a Preference Share, the registered holder of that Share.

Issue Resolution means the resolution specified in paragraph 3.

Preference Share means a Share issued under articles 2.2(a) to 2.2(c) (inclusive).

Redeemable Preference Share means a Preference Share which is specified in the Issue Resolution as being liable to be redeemed in a manner permitted by the Corporations Act.

Redemption Amount means, in respect of a Redeemable Preference Share, the amount specified in the Issue Resolution to be paid on redemption of the Redeemable Preference Share.

Redemption Circumstances means, in respect of a Redeemable Preference Share, whether the Preference Share is liable to be redeemed:

(d)	at the option of the Holder, or of the Company, or both;

(e)	upon the happening of a particular event; or

(f)	at a fixed time.

IperionX Limited

Redemption Date means, in respect of a Redeemable Preference Share, the date specified in the Issue Resolution for the redemption of that Preference Share or the date upon which an event specified in the Issue Resolution occurs which results in the redemption of that Preference Share.

Specified Date means, in respect of a Redeemable Preference Share, the date (if any) specified in the Issue Resolution before which that Redeemable Preference Share may not be redeemed by the Holder.

2	Rights of Holders

Each Preference Share confers upon its Holder:

(a)	the rights referred to in articles 2.2(b) and 2.2(c);

(b)	the right in winding up to payment in cash of the amount then paid up on it, and any arrears of Dividend in respect of that Preference Share in priority to any other class of Shares;

(c)	the right in priority to any payment of a Dividend to any other class of Shares, to a cumulative preferential dividend payable on each Dividend Date in relation to that Preference Share calculated in accordance with the Dividend Rate in relation to that Preference Share; and

(d)	no right to participate beyond the extent elsewhere specified in this paragraph 2 in surplus assets or profits of the Company, whether in winding up or otherwise.

3	Issue Resolution

3.1	The Directors may allot a Preference Share by a resolution of the Directors specifying:

(a)	the Dividend Date;

(b)	the Dividend Rate;

(c)	whether the Preference Share is or is not a Redeemable Preference Share;

(d)	if the Preference Share is a Redeemable Preference Share, the Redemption Amount, the Redemption Date, the Redemption Circumstances and any Specified Date for that Redeemable Preference Share;

(e)	that the Preference Share is a Converting Preference Share;

(f)	the Conversion Circumstances, the Conversion Number and any Conversion Date; and

(g)	any other terms and conditions to apply to that Preference Share.

3.2	The Issue Resolution in establishing the Dividend Rate for a Preference Share may specify that the Dividend is to be:

(a)	fixed;

(b)	variable depending upon any variation of the respective values of any factors in an algebraic formula specified in the Issue Resolution; or

(c)	variable depending upon such other factors as the Directors may specify in the Issue Resolution,

and may also specify that the Dividend is to be a Franked Dividend or not a Franked Dividend.

IperionX Limited

Where the Issue Resolution specifies that the Dividend to be paid in respect of the Preference Share is to be a Franked Dividend the Issue Resolution may also specify:

(d)	the extent to which such Dividend is to be franked; and

(e)	the consequences of any Dividend paid not being so franked, which may include a provision for an increase in the amount of the Dividend to such an extent or by reference to such factors as may be specified in the Issue Resolution.

4	REDEMPTION

4.1	The Company must redeem a Redeemable Preference Share on issue:

(a)	in the case where the Redeemable Preference Share is liable to be redeemed at the option of the Company, on the specified date where the Company, not less than 10 Business Days before that date, has given a Notice to the Holder of that Redeemable Preference Share stating that the Redeemable Preference Share will be redeemed on the specified date;

(b)	in the case where the Redeemable Preference Share is liable to be redeemed at the option of the Holder, on the specified date where the Holder of that Redeemable Preference Share, not less than 10 Business Days before that date, has given a Notice to the Company stating that the Redeemable Preference Share will be redeemed on the specified date; and

(c)	in any event, on the Redemption Date,

but no Redeemable Preference Share may be redeemed by the Holder before the Specified Date unless the Redemption Date occurs before that date.

4.2	On redemption of a Redeemable Preference Share, the Company, after the Holder has surrendered to the Company the Certificate (if any) in respect of that Redeemable Preference Share, must pay to the Holder the Redemption Amount by:

(a)	directly crediting the account nominated in writing by the Holder from time to time; or

(b)	cheque made payable to the Holder or such other person nominated in writing by the Holder sent through the post to:

(i)	in the case where the Holder is a joint holder of the Redeemable Preference Share, the address in the Register of the person whose name stands first on the Register in respect of the joint holding; or

(ii)	otherwise, to the address of the Holder in the Register.

5	CONVERSION

5.1	The Company must convert a Converting Preference Share on issue:

(a)	in the case where the Converting Preference Share is liable to be redeemed at the option of the Company, on the specified date where the Company, not less than 10 Business Days before that date, has given a Notice to the Holder of that Converting Preference Share stating that the Converting Preference Share will be converted on the specified date;

(b)	in the case where the Converting Preference Share is liable to be redeemed at the option of the Holder, on the specified date where the Holder of that Converting Preference Share, not less than 10 Business Days before that date, has given a Notice to the Company stating that the Converting Preference Share will be converted on the specified date; and

(c)	in any event, on the Conversion Date.

IperionX Limited

5.2	On conversion of a Converting Preference Share the Company must allot to the Holder additional ordinary Shares such that following conversion the Holder holds that number of ordinary Shares in accordance with the Conversion Number. Conversion of a Converting Preference Shares does not constitute a cancellation, redemption or termination of a Converting Preference Share or the issue, allotment or creation of a new Share.

5.3	The allotment of additional ordinary Shares on Conversion does not constitute a cancellation, redemption or termination of a Converting Preference Share. Conversion is the taking effect of existing rights of a Converting Preference Share and the ending of the special rights attached to the Converting Preference Share.

5.4	Following Conversion, each Converting Preference Share will rank equally with and will confer rights identical with and impose obligations identical with all other fully paid ordinary Shares then on issue.

6	CERTIFICATE

The Certificate (if any) issued by the Company in relation to any Preference Share, must specify in relation to that Preference Share:

(a)	the date of issue of the Preference Share;

(b)	the Dividend Rate and Dividend Dates;

(c)	whether the Preference Share is a Redeemable Preference Share;

(d)	if the Preference Share is a Redeemable Preference Share, the:

(i)	Redemption Circumstances;

(ii)	Redemption Amount; and

(iii)	Redemption Date to the extent possible or if not, the event which if it occurs will result in redemption of that Redeemable Preference Share;

(e)	the:

(i)	Conversion Circumstances;

(ii)	Conversion Number; and

(iii)	Conversion Date to the extent possible or if not, the event which if it occurs will result in conversion of that Concerting Preference Share; and

(f)	any other matter the Directors determine.

IperionX Limited

Page 50